Exhibit 99.1

NEWS RELEASE

Finish Line Contacts:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
(317) 613-6577	(317) 613-6914

JD Sports Fashion Plc Contacts:
Andrew Jaques	Peter Cowgill, Executive Chairman
Barnaby Fry	Brian Small, Chief Financial Officer
MHP Communications	Siobhan Mawdsley, Company Secretary
0203 128 8100	0161 767 1000

The Finish Line, Inc. and JD Sports Fashion Plc Announce Completion of Merger

INDIANAPOLIS, June 18, 2018 – The Finish Line, Inc. (“Finish Line”) and JD Sports Fashion Plc (LSE: JD) (“JD Sports”) announced today that they have completed their merger. As a result of the merger, Finish Line has become an indirect wholly-owned subsidiary of JD Sports, which is the leading European retailer of sports, fashion and outdoor brands, thereby creating a market-leading multi-channel, multi-branded retailer of sports fashion and footwear with expanded global scope.

“We are delighted to announce that we have today completed the acquisition of Finish Line,” said Peter Cowgill, Executive Chairman of JD Sports. “This marks a momentous step in JD Sports’ global expansion and represents an exciting opportunity to bring our market leading, multi-brand retail proposition to the world’s largest athleisure market, both online and in stores. Our team will now collaborate with the experienced Finish Line management team and the key global brands to bring best in class retail theatre and multi-channel consumer experience to the US.”

Sam Sato, Chief Executive Officer of Finish Line added, “Today, with the closing of this merger with JD Sports, Finish Line opens an exciting new chapter. With a global footprint, together we will bring leading-edge innovation and service to our customers. Our shared vision and drive to provide a premium retail experience will further our impact as a leading, premium multi-channel retailer of sports, fashion and outdoor brands.”

Barnes & Thornburg LLP served as legal counsel to Finish Line. PJ SOLOMON served as lead financial advisor, Houlihan Lokey Capital, Inc. served as financial advisor and Faegre Baker Daniels LLP served as legal counsel to Finish Line’s Special Committee of the Board of Directors in connection with this transaction.Barclays served as lead financial advisor to JD Sports and Hughes Hubbard & Reed LLC, Addleshaw Goddard LLC and Taft Stettinius & Hollister LLP served as legal counsel to JD Sports. Barclays, HSBC Bank and PNC Bank, National Association provided financing to JD Sports for the transaction.

About JD Sports Fashion Plc

JD Sports is a leading multi-channel retailer of multi-branded sports, fashion, and outdoor apparel and footwear, enabling customers to shop seamlessly across well invested physical retail stores and digital channels. JD Sports is admitted to the premium listing segment of the Official List, and to trading on the main market of the London Stock Exchange. JD Sports’ internet address is www.jdplc.com.

About The Finish Line, Inc.

The Finish Line, Inc. is a premium retailer that carries the latest and greatest shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line runs approximately 930 branded locations in U.S. malls and shops inside Macy’s department stores. Finish Line employs approximately 13,000 associates who connect customers to sneaker culture through style and sport. Shop online at www.finishline.com or get access to everything on the Finish Line app. Also keep track of what’s fresh by following Finish Line on Instagram, Snapchat and Twitter.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “outlook,” “potential,” “optimistic,” “confidence,” “continue,” “evolve,” “expand,” “growth” or words and phrases of similar meaning. Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks, management assumptions and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macroeconomic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing with other local, regional, and national retailers, as well as many of its own suppliers; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); cybersecurity risks, including breach of customer data; the potential impact of legal or regulatory changes, including the potential impact of enacted tax reform legislation; a major failure of technology and information systems; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

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